UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2011
THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 East Ridge Road, Ridgefield, CT 06877

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (203) 894-1345
Chefs’ Warehouse Holdings, LLC

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) Effective July 27, 2011, John Austin, Kevin Cox, and Stephen Hanson have been appointed to the Board of Directors of The Chefs’ Warehouse, Inc. (the “Company”), thereby joining Christopher Pappas, John Pappas, Dean Facatselis, and John Couri as the Company’s directors. Messrs. Austin, Hanson, and Cox will serve as members of the Company’s audit committee, Messrs. Couri, Austin, and Cox will serve as members of the Company’s compensation committee, and Messrs. Cox, Hanson, and Couri will serve as members of the Company’s nominating and corporate governance committee.
     John Austin, 49, is a founder and the chief financial officer of The Hilb Group, LLC, a regional mid-market insurance brokerage firm formed in 2009 which focuses primarily on property and casualty insurance and employee benefits services. Prior to joining The Hilb Group in 2009, Mr. Austin was employed by Performance Food Group Company (“PFG”), a Richmond, Virginia-based publicly traded foodservice distributor, from 1995 to 2009. Mr. Austin served his last six years at PFG as that company’s chief financial officer. Prior to joining PFG, Mr. Austin spent four years as the assistant controller for General Medical Corporation, a Richmond, Virginia-based distributor of medical supplies. He also spent the first six years of his career in public accounting, primarily with the Richmond, Virginia office of Deloitte & Touche. Mr. Austin brings to the Company’s Board of Directors an extensive background and experience in finance and the operations of a public company operating within the foodservice distribution industry.
     Kevin Cox, 47, is the executive vice president of human resources at American Express Company (“American Express”), a global provider of payment solutions and travel-related services for consumers and businesses, a position he has held since 2005. Prior to joining American Express, Mr. Cox spent 16 years at PepsiCo and Pepsi Bottling Group, where he held positions leading strategy, business development, technology and human resources. He is a current member of the board of directors of Corporate Executive Board Company, a registered public company, and Ability Beyond Disability, and he served as a member of the board of directors of Virgin Mobile USA, Inc., a registered public company, from 2007 to 2009. Mr. Cox holds a Master of Labor and Industrial Relations from Michigan State University and a Bachelor of Arts from Marshall University. Mr. Cox brings his extensive knowledge of compensation matters, including the design, implementation and maintenance of compensation programs for publicly traded companies, as well as his experiences gained from serving on boards of directors of other publicly traded companies, to the Company’s Board of Directors.
     Stephen Hanson, 61, is the founder and president of B.R. Guest Restaurants, a New York multi-concept operator that began with one restaurant in 1987 and has since expanded to over 20 properties in New York City, Las Vegas and Florida. Mr. Hanson is a member of the Department of Consumer Affairs’ Consumers Council for New York City, a position he has held since January 2011. He also sits on the boards of directors for Publicolor, a not-for-profit organization that uses color, collaboration, design and the painting process to empower students to transform themselves, their schools and their communities, and City Harvest, a not-for-profit organization dedicated to ending hunger in New York City. Mr. Hanson earned a business degree from New York University’s Stern School of Business in 1976. Mr. Hanson brings more than twenty years of experience in the restaurant industry, as well as his general business and investing background, to the Company’s Board of Directors.
     (e) On August 2, 2011, the Company entered into employment agreements with each of Christopher Pappas, its President and Chief Executive Officer, and John Pappas, its Vice Chairman. Each of the employment agreements has a three-year term and allows for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. The agreements provide for an annual base salary of $750,000 for Christopher Pappas and an annual base salary of $450,000 for John Pappas, an annual cash bonus opportunity for each to be determined by the Board of Directors (or a committee thereof) and the right of each to participate in the Company’s incentive plans. Additionally, the agreements provide for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in the Company’s employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.
     The agreements also provide for severance benefits if Christopher Pappas or John Pappas, as applicable, is terminated by the Company without cause. Upon such a termination, the agreements provide for the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination. The agreements also include a non-competition and non-solicitation provision, pursuant to which each executive has agreed, among other things, that for one year following the termination of his employment with the Company, he will not (i) compete with the Company or its subsidiaries; (ii) induce a customer or supplier of the Company to cease doing business with the Company or (iii) induce an employee of the Company to leave its employ. For purposes of the employment agreements, “cause” is defined as (i) engaging in willful misconduct that is injurious to the Company or its affiliates or (ii) the embezzlement or misappropriation of the Company’s, or its affiliates’, funds or property; provided that, no act, or failure to act, is to be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.
     The employment agreements with each of Christopher Pappas and John Pappas are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 27, 2011, the Company filed its certificate of incorporation, in the form previously filed as Exhibit 3.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-1 (File No. 333-173445), with the Secretary of State of the State of Delaware and the Company’s bylaws, in the form previously filed as Exhibit 3.4 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-173445), became effective. A description of the Company’s capital stock has previously been reported by the Company in its prospectus, dated July 28, 2011, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. The certificate of incorporation and the bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.
Item 8.01 Other Events.
     On August 2, 2011, the Company issued a press release announcing the completion of the initial public offering of 10,350,000 of its common shares, $0.01 par value per share, which included 4,666,667 shares offered by the Company and 5,683,333 shares offered by certain of the Company’s existing stockholders, including 1,350,000 shares sold to the underwriters to cover over-allotments, for cash consideration of $13.95 per share (net of underwriting discounts) to a syndicate of underwriters led by Jefferies & Company, Inc., BMO Capital Markets Corp. and Wells Fargo Securities, LLC as representatives of the underwriters for the offering. The other underwriters in the syndicate were BB&T Capital Markets, a division of Scott & Stringfellow, LLC, and Canaccord Genuity Inc. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Incorporation of The Chefs’ Warehouse, Inc.
3.2	Bylaws of The Chefs’ Warehouse, Inc.
10.1	Employment Agreement, dated August 2, 2011, by and between The Chefs’ Warehouse, Inc. and Christopher Pappas.
10.2	Employment Agreement, dated August 2, 2011, by and between The Chefs’ Warehouse, Inc. and John Pappas.
99.1	Press Release dated August 2, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.
By:	/s/ Kenneth Clark
	Name:	Kenneth Clark
	Title:	Chief Financial Officer

Date: August 2, 2011